THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF THIS WARRANT OR ANY OF THE UNDERLYING SECURITIES REPRESENTED HEREBY. SECOND AMENDED AND RESTATED WARRANT CENTRUS ENERGY CORP. WARRANT TO PURCHASE COMMON STOCK To Purchase 250,000 Shares of Class A Common Stock, Par Value $0.10 Per Share Date of Issuance: December 29, 2022 VOID AFTER FEBRUARY 5, 2024 THIS CERTIFIES THAT, pursuant to this Second Amended and Restated Warrant (this “Warrant”), for value received, Kulayba LLC, or permitted registered assigns (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to subscribe for and purchase at the Exercise Price (as defined below) from Centrus Energy Corp., a Delaware corporation (the “Company”), 250,000 shares of Class A Common Stock, par value $0.10 per share (the “Common Stock”) of the Company. For good and valuable consideration received, the Holder and the Company each acknowledge and agree that this Second Amended and Restated Warrant replaces that certain Amended and Restated Warrant dated October 17, 2022 between the Holder and the Company (the “Prior Warrant”). By accepting this Warrant, the Holder hereby agrees to surrender to the Company for cancellation the Prior Warrant or, at the request of the Company, to execute an instrument of cancellation in form and substance acceptable to the Company. The Holder and the Company hereby acknowledge and agree that upon the issuance of this Warrant, the Prior Warrant shall be amended and restated and all of the Company’s obligations under such Prior Warrant shall be discharged and released in full without any further action on the part of the Company or the Holder.

2 1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings: (a) “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed. (b) “Exercise Period” shall mean the period commencing with the date hereof and ending, unless sooner terminated as provided below, on the first to occur of: (a) February 5, 2024 or (b) the last Business Day immediately prior to the consummation of a Fundamental Transaction (as defined below) which results in the shareholders of the Company immediately prior to such Fundamental Transaction owning less than 50% of the voting equity of the surviving entity immediately after the consummation of the Fundamental Transaction. (c) “Exercise Price” shall mean $21.62 per share, subject to adjustment pursuant to Section 5 below. (d) “Exercise Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant. (e) “ Fundamental Transaction” shall mean the occurrence of any of the following at any time while this Warrant is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another entity, in which the shareholders of the Company as of immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person or entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 5 below). (f) “Market Price” means, as to any security, the closing price for such security on the principal domestic securities exchange on which such security is listed, or, if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day such security is not so listed, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by OTC Markets Group, or any similar successor organization; provided that if such security is listed on any domestic securities exchange the term “business days” as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the domestic over-the- counter market, the “Market Price” shall be determined in good faith by the Board of Directors of the Company. 2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole at any time during the Exercise Period by delivery of the following to the

3 Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder): (a) An executed notice of exercise in the form attached hereto (the “Notice of Exercise”); (b) Payment of the Exercise Price either in cash or by check; and (c) This Warrant for cancellation. As an alternative to the exercise of this Warrant by payment the Exercise Price as provided above, the Holder may elect to exchange all or part of the purchase rights represented by this Warrant by surrendering this Warrant to the Company, together with a written notice to the Company that the holder is exchanging the Warrant (or a portion thereof) for an aggregate number of shares of Common Stock specified in the Notice of Exercise, from which the Company shall withhold and not issue to the holder a number of shares of Common Stock with an aggregate Market Price equal to the Exercise Price for the number of shares of Warrant Stock specified in such notice (and such withheld shares shall no longer be issuable under this Warrant). The exercise of the option described in this paragraph is referred to as a “Cashless Exercise.” The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice. In the event of any discrepancy or dispute, the records of the Company shall be controlling and determinative in the absence of manifest error. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company (“DTC”) through its Deposits and Withdrawal at Custodian (DWAC) system if the Company is a participant in such system, or otherwise through book-entry recordation by the Company’s transfer agent, or physical delivery to the address specified by the Holder in the Notice of Exercise as soon as practicable after the delivery to the Company of the Notice of Exercise (the “Share Delivery Date”), the surrender of this Warrant and the payment of the aggregate Exercise Price as set forth above. This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company (or, in the case of Cashless Exercise, the date the Company receives the Notice of Exercise in respect of such Cashless Exercise). The Exercise Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date this Warrant has been exercised by payment to the Company of the Exercise Price and surrender of this Warrant by the Holder, irrespective of the date of delivery of the Exercise Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. 3. COVENANTS OF THE COMPANY. 3.1 COVENANTS AS TO EXERCISE SHARES.

4 (a) The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. (b) The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. 3.2 NOTICES OF RECORD DATE AND CERTAIN OTHER EVENTS. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice specifying such date. In the event of any voluntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder, at least ten (10) days prior to the date of the occurrence of any such event, a notice specifying such date. In the event the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any Fundamental Transaction, as defined in Section 1 herein, the Company shall mail to the Holder, at least ten (10) days prior to the date of the occurrence of such event, a notice specifying such date. 4. COVENANTS OF THE HOLDER. 4.1 AUTHORIZATION. The Holder hereby represents and warrants that it has full power and authority to enter into this Warrant and such Warrant constitutes its valid and legally binding obligations, enforceable in accordance with its terms. 4.2 PURCHASE FOR OWN ACCOUNT. The Holder acknowledges that this Warrant is issued to the Holder in reliance upon the Holder’s representation to the Company, which by the Holder’s execution of this Warrant the Holder hereby confirms, that this Warrant and the Exercise Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Warrant, the Holder represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Holder also represents that it has not been organized for the specific purpose of acquiring the Securities. 4.3 DISCLOSURE OF INFORMATION. The Holder acknowledges that it has received all of the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Holder further represents that it has had an opportunity to ask questions and

5 receive answers from the Company regarding the terms and conditions of this Warrant and the business, properties, prospects and financial condition of the Company. 4.4 INVESTMENT EXPERIENCE. The Holder hereby represents and warrants that it is an investor in securities of companies and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. 4.5 ACCREDITED INVESTOR. The Holder hereby represents and warrants that it is an “accredited investor” within the meaning of the Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect. 4.6 RESTRICTED SECURITIES. (a) The Holder understands and acknowledges that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. The Holder represents that it is familiar with SEC Rule 144 (“Rule 144”) as presently in effect and understands the resale limitations imposed thereby and by the Securities Act. (b) The Exercise Shares shall be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws): THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY. (c) The Holder covenants that in no event will the Holder dispose of any of the Securities other than in conjunction with an effective registration statement for the Securities under the Securities Act or in compliance with Rule 144 unless and until (i)(A) the Holder shall have

6 notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (B) the Holder shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local or foreign law has been taken or (ii) the Company shall have received a letter secured by the Holder from the SEC stating that no action will be recommended to the SEC with respect to the proposed disposition. 5. ADJUSTMENT OF EXERCISE PRICE AND SHARES. (a) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchange of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number, class and type of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and type of shares or other property as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant. (b) If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor, (i) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in Section 5(a) above); (ii) any cash paid or payable otherwise than as a cash dividend; or (iii) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 5(a) above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) above) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

7 (c) Upon the occurrence of each adjustment pursuant to this Section 5, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate describing the transactions giving rise to and setting forth in reasonable detail the calculation of such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Exercise Shares or other securities issuable upon exercise of this Warrant (as applicable). The Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent. 6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, at its election, either pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction or the number of Exercise Shares to be issued shall be rounded up or down, as applicable, to the nearest whole number. 7. NO STOCKHOLDER RIGHTS. Other than as provided in Section 3.2 or otherwise herein, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. 8. TRANSFER OF WARRANT. Subject to compliance with any applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company and its counsel. 9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone. 10. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of

8 receipt. All communications shall be sent to the Company at the address listed on the signature page hereto, with a copy to: O’Melveny & Myers LLP Two Embarcadero Center, 28th Floor San Francisco, CA 9411-3823 Attention: C. Brophy Christensen Email: bchristensen@omm.com Facsimile No.: (415) 984-8701 and to Holder at: 15 Ocean Avenue Brooklyn, NY 11225 Email: morris@bawabeh.com or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto, with a copy to: Breslow & Walker, LLP 100 Jericho Quadrangle, Suite 230 Jericho, NY 11753 Attention: Len Breslow, Esq. Email: lbreslow@breslowwalker.com Facsimile No.: (516) 822-6544 11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein. 12. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York. The Holder hereby submits to the non- exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The Holder irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Warrant in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. 13. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

9 IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of December 29, 2022. CENTRUS ENERGY CORP. By: Name: Philip Strawbridge Title: Senior Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer Centrus Energy Corp. 6901 Rockledge Drive, Suite 800 Bethesda, Maryland 20817 Attention: Dennis Scott Email: scottd@centrusenergy.com Facsimile No.: (605) 696-7250

10 NOTICE OF EXERCISE TO: CENTRUS ENERGY CORP. (1) [CHECK ONE] [ ] The undersigned hereby elects to purchase 250,000 shares of the Class A Common Stock, par value $0.10 (the “Common Stock”), of CENTRUS ENERGY CORP. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. [ ] The undersigned hereby elects to purchase 250,000 shares of Common Stock of the Company pursuant to the terms of the attached Warrant, pursuant to Cashless Exercise (as defined in the Warrant). (2) Please issue the certificate for shares of Common Stock in the name of, and pay any cash for any fractional share to: Print or type name Social Security or other Identifying Number Street Address City State Zip Code (Signature) (Print Name) (Date)

11 ASSIGNMENT FORM (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.) FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to Name: (Please Print) Address: (Please Print) Dated: , 202__ Holder’s Signature: Holder’s Address: NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.